                                                                    Exhibit 99.8


                       Consent of Designated Director



Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Todd G. Cole, hereby consent to be designated a director of Aloha Holdings, Inc. in the Registration Statement on Form S-4 of TurnWorks Acquisition III, Inc., initially filed with the Securities and Exchange Commission on February 14, 2002 and any amendments thereto.

Dated:   February 8, 2002


                                           /s/ Todd G. Cole
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